UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 12, 2015

Morgan Stanley Bank of America Merrill Lynch Trust 2015-C26

(Exact name of issuing entity)

Morgan Stanley Capital I Inc.

(Exact name of registrant as specified in its charter)

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

CIBC Inc.

Starwood Mortgage Funding III LLC

(Exact names of sponsors as specified in their charters)

Delaware	333-180779-19	13-3291626
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1585 Broadway	New York, New York	10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 12, 2015, Morgan Stanley Capital I Inc. (the “Registrant”) caused the issuance, pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2015 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer and initial excluded special servicer, LNR Partners, LLC, as general special servicer, Park Bridge Lender Services LLC, as trust advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as custodian, certificate administrator, certificate registrar and authenticating agent, of Morgan Stanley Bank of America Merrill Lynch Trust 2015-C26 Commercial Mortgage Pass-Through Certificates, Series 2015-C26 (the “Certificates”).

The Certificates consist of the following classes (each, a “Class”), designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class A-S, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”) and (ii) the Class X-B, Class X-D, Class D, Class E, Class F, Class G, Class H, Class V and Class R Certificates (collectively, the “Privately Offered Certificates”).

The Publicly Offered Certificates were sold to Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, CIBC World Markets Corp. and Drexel Hamilton, LLC, as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to the Underwriting Agreement, dated as of October 28, 2015, between the Registrant, Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) and the Underwriters.

The Privately Offered Certificates were sold to Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to the Certificate Purchase Agreement, dated as of October 28, 2015, between the Registrant, MSMCH and the Initial Purchasers. The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in Morgan Stanley Bank of America Merrill Lynch Trust 2015-C26, a common law trust fund formed on November 12, 2015 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are sixty-nine(69) fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on one hundred two (102) multifamily, commercial and manufactured housing community properties. The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, CIBC Inc. and Starwood Mortgage Funding III LLC.

The Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate principal amount of $904,045,000, on November 12, 2015.  The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $4,814,210, were approximately $975,840,840 plus accrued interest from the cut-off date.  Of the expenses paid by the Registrant, $100,000 were paid directly to affiliates of the Registrant, $50,000 were in the form of fees paid to the Underwriters unaffiliated with the Registrant, approximately $100,000 were expenses paid to or for the Underwriters and $4,564,210 were other expenses.  All of the foregoing expense amounts are the Registrant’s reasonable estimates of such expenses.  No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale.  The Registrant also sold to the Initial Purchasers on such date the Privately Offered Certificates, having an aggregate principal amount of $144,123,903, in each case in private placement transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act.  Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, filed November 12, 2015 (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus

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Supplement, dated October 28, 2015, to the accompanying Prospectus, dated October 1, 2013.  The related registration statement (file no. 333-180779) was originally declared effective on September 10, 2012.

Item 8.01. OTHER EVENTS

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

5.1	Legality Opinion of Sidley Austin LLP, dated November 12, 2015.

8.1	Tax Opinion of Sidley Austin LLP, dated November 12, 2015 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley Capital I Inc.

By:	/s/ Zachary Fischer
Name: Zachary Fischer
Title: Vice President

Date: November 12, 2015

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Legality Opinion of Sidley Austin LLP, dated November 12, 2015.

8.1	Tax Opinion of Sidley Austin LLP, dated November 12, 2015 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

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